Exhibit 99.1

News Release
Sunoco Logistics Partners L.P.
1818 Market Street
Philadelphia, PA 19103-7583

For further information contact:

Thomas Golembeski (media) 215-977-6298

Peter Gvazdauskas (investors) 215-977-6322

SUNOCO LOGISTICS PARTNERS L.P. ANNOUNCES

CHANGES IN SENIOR MANAGEMENT AND BOARD OF DIRECTORS

PHILADELPHIA, February 2, 2012 – Sunoco Logistics Partners L.P. (NYSE: SXL) (Sunoco Logistics) today announced that Michael J. Hennigan will become president and chief executive officer, effective March 1, 2012. Mr. Hennigan, currently president and chief operating officer of Sunoco Logistics, will replace Lynn L. Elsenhans, who is stepping down as chief executive officer on March 1, 2012. Ms. Elsenhans also will be stepping down as chairman and a director of Sunoco Logistics effective May 3, 2012. Brian P. MacDonald, currently vice president, chief financial officer, and a director of Sunoco Logistics, will succeed Ms. Elsenhans as chairman of Sunoco Logistics beginning May 3, 2012.

Separately, Sunoco, Inc. announced today that Mr. MacDonald will become chairman, president, and chief executive officer of Sunoco, Inc., succeeding Ms. Elsenhans (see separate news release). Sunoco owns the General Partner interest of Sunoco Logistics, which consists of a 2-percent ownership interest and incentive distribution rights, and owns a 32-percent interest in the Partnership’s limited partner units.

Since becoming chief executive officer of Sunoco Logistics in July 2010, Ms. Elsenhans led the company through one of its most successful periods of record earnings and strong growth. The board of directors thanks her for her leadership, appreciates her devotion to delivering unit holder value, and wishes her well in her future endeavors.

“As president and chief operating officer, Mike Hennigan has managed the company’s operations to record growth, achieving excellent performance while building a strong organization for the future,” said Ms. Elsenhans. “The board is confident in Mike’s ability to lead Sunoco Logistics as chief executive officer and continue to build value for investors.”

Michael J. Hennigan, 52, was elected to the Sunoco Logistics Board of Directors in April 2010 and was named president and chief operating officer of Sunoco Logistics in July 2010. From May 2009 to July 2010 he served as vice president of Business Development for Sunoco Logistics. Mr. Hennigan was previously employed by Sunoco, Inc., where he most recently served as senior vice president, Business Improvement. Prior to that, Mr. Hennigan served as senior vice president, Supply, Trading, Sales and Transportation from February 2006 to October 2008 and vice president, Product Trading, Sales and Supply from March 2001 to February 2006.

Brian P. MacDonald, 46, was elected to the Sunoco Logistics Board of Directors in September 2009. Mr. MacDonald became senior vice president and chief financial officer of Sunoco, Inc. in August of 2009 and has also served as vice president and chief financial officer of Sunoco Logistics since March 2010. He previously served as the chief financial officer of Dell, Inc.’s commercial business unit and, prior to that, as corporate vice president and treasurer of Dell, Inc. and chairman of Dell Financial Services. Prior to joining Dell in 2002, Mr. MacDonald held financial management positions for over 13 years at General Motors Corporation.

In addition to these management changes, William Easter and Gary Edwards, both current directors of Sunoco, Inc., will join the Sunoco Logistics board of directors, effective immediately. As a result, current Sunoco Logistics director Cynthia Archer will step down from the board, effective January 31, 2012. Ms. Archer has been a director on Sunoco Logistics’ board since 2002 and continues as vice president of marketing and development of Sunoco, Inc.

Gary W. Edwards, 69, is a retired senior executive vice president of Conoco, Inc. and currently serves on the Board of Sunoco, Inc. While at Conoco, Mr. Edwards had responsibility for domestic as well as worldwide refining, marketing and supply and transportation operations. He also served as a senior vice president of E.I. DuPont de Nemours and Company, a chemical company that was Conoco’s former parent company. Mr. Edwards is also a director of Entergy Corporation. He was a director of Sunoco Logistics Partners L.P. from May 2002 until May 2008.

William H. Easter, III, 62, is a retired chairman, president and CEO of DCP Midstream LLC and currently serves on the Board of Sunoco, Inc. Mr. Easter served as chairman, president and chief executive officer of DCP Midstream, LLC from 2004 until 2008, following a 30-year career in natural gas supply and marketing, transportation, refining and petroleum marketing for Conoco and ConocoPhillips. He is involved in private investments and also serves as a member of the board of directors for Concho Resources, Inc., and the Memorial Hospital System in Houston, Texas.

ABOUT SUNOCO LOGISTICS

Sunoco Logistics Partners L.P. (NYSE: SXL), headquartered in Philadelphia, is a master limited partnership that owns and operates a logistics business consisting of a geographically diverse portfolio of complementary pipeline, terminalling and crude oil acquisition and marketing assets. The Refined Products Pipelines consist of approximately 2,500 miles of refined products pipelines located in the northeast, midwest and southwest United States, and equity interests in four refined products pipelines. The Crude Oil Pipelines consist of approximately 5,400 miles of crude oil pipelines, located principally in Oklahoma and Texas. The Terminal Facilities consist of approximately 42 million shell barrels of refined products and crude oil terminal capacity (including approximately 22 million shell barrels of capacity at the Nederland Terminal on the Gulf Coast of Texas and approximately 5 million shell barrels of capacity at the Eagle Point terminal on the banks of the Delaware River in New Jersey). The Crude Oil Acquisition and Marketing business involves the acquisition and marketing of crude oil and is principally conducted in the midcontinent and consists of approximately 140 crude oil transport trucks and approximately 110 crude oil truck unloading facilities.

Statements in the foregoing announcement that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. These forward-looking statements are based upon assumptions concerning future conditions, any or all of which ultimately may prove to be inaccurate, and upon the current knowledge, beliefs and expectations of management. These forward-looking statements are not guarantees of future performance. Although we believe such assumptions are reasonable, investors are strongly cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this announcement, and which involve risks and uncertainties that may affect our business and cause actual results to differ materially from expectations. Such risks and uncertainties include: potential changes in market factors (competition, supply or demand), operating conditions and costs; economic, business, competitive and/or regulatory factors affecting our businesses; and the outcomes of pending or future litigation, legislation, or regulatory actions. Unpredictable or unknown factors not discussed in this release also could have a material adverse effect on forward-looking statements. Sunoco Logistics Partners L.P. has included in its Annual Report on Form 10-K for the year ended December 31, 2010, and in its subsequent Form 10-Q and Form 8-K filings, cautionary language identifying important factors (though not necessarily all such factors) that could cause future outcomes to differ materially from those set forth in the forward-looking statements. For more information concerning these factors, see our Securities and Exchange Commission filings, available on our website at www.SunocoLogistics.com. We expressly disclaim any obligation to update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

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